EXHIBIT C-   POWER OF ATTORNEY

 LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Will Krause, and Jeffrey Carr, and any employees designated in writing by the General Counsel of Univar Inc or the aforesaid, a Delaware corporation (the "Company"), each of them, as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of the Company, with the United States Securities and Exchange Comm1ss1on (the "SEC"), any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Secunt1es Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"),

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and rat1f1es any such release of information, and

(3) perform any and all other acts which in the d1scret1on of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing

(4) prepare, execute, acknowledge, deliver and file with the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the Exchange Act,

The undersigned acknowledges that

(1) this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their d1scret1on on information provided to such attorney-in-fact without independent verif1cat1on of such information,

(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her d1scret1on, deems necessary or desirable,

(3) neither the Company nor such attorney-in-fact assumes
(1) any hab1hty for the undersigned's respons1b1hty to
comply with the requirement of the Exchange Act, (11) any liability of the undersigned for any failure to comply with such requirements, or (111) any obligation or liability of the undersigned for profit d1sgorgement under Section 16(b)
of the Exchange Act,    and

(4) this Power of Attorney does not relieve the undersigned from respons1b1hty for compliance with the undersigned's obligations under the Exchange Act, including without hm1tat1on the reporting reqwrements under
 Section 16 of the Exchange Act

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requ1s1te, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do 1f present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited

Power of Attorney

This Power of Attorney shall remain in full force and effect until I am no longer reqwred to file any Forms 3, 4 or 5, until the time at which I revoke it by a signed writing that I deliver to the applicable attorney-in- fact or, regarding any ind1v1dual attorney-in-fact, until that attorney-in-fact 1s no longer a Univar Inc employee





IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this

3rd day of May, 2018

Kerry Preete
/s/ Kerry Preete
May 3, 2018